EXHIBIT 99.1

APACHE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On July 18, 2013, Apache Corporation (“Apache” or the “Company”) and Fieldwood Energy LLC (“Fieldwood”), an affiliate of Riverstone Holdings, entered into a Purchase and Sale Agreement (the “Agreement”), pursuant to which Apache agreed to sell its Gulf of Mexico Shelf operations and properties (“Shelf Assets”) to Fieldwood for a purchase price of $3.75 billion, subject to customary adjustments to reflect an economic effective date of July 1, 2013. The transaction closed on September 30, 2013. In the transaction, Fieldwood assumed all asset retirement obligations for the acquired properties, which are estimated by Apache to be at a discounted value of approximately $1.5 billion. Apache has retained 50 percent of its ownership interest in all exploration blocks and in horizons below production in developed blocks, where high-potential deep hydrocarbon plays are being tested. The Company intends to use the proceeds from the transaction to reduce debt and enhance financial flexibility. Pursuant to the Agreement, Apache will continue to operate the acquired properties during a transitional period.

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present how the condensed consolidated financial statements of Apache may have appeared had the sales of the Shelf Assets occurred as of January 1, 2012 (with respect to the statement of operations information presented) or as of June 30, 2013 (with respect to the balance sheet information presented).

The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Apache included in its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

The unaudited pro forma condensed consolidated financial statement information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. The unaudited pro forma condensed consolidated financial information does not purport to represent what the results of operations or financial position of Apache would actually have been had the transaction described above occurred on the dates noted above, or to project the results of operations or financial position of Apache for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of Apache. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

APACHE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

	Apache Historical	Pro Forma Adjustments		Apache Pro Forma
	(In millions, except per common share data)
Revenues and Other	$17,078	$(2,090	) (a)	$14,988

Operating Expenses
Depreciation, depletion and amortization	7,109	(681	) (b)	6,428
Asset retirement obligation accretion	232	(78	) (c)	154
Lease operating expenses	2,968	(718	) (a)	2,250
Gathering and transportation	303	(28	) (a)	275
Taxes other than income	862	(3	) (a)	859
Merger, acquisition & transition	31	—		31
General and administrative	531	(21	) (a)	510
Financing costs, net	165	—		165

	$12,201	$(1,529)		$10,672

Income (Loss) Before Income Taxes	$4,877	$(561)		$4,316
Provision for income taxes	2,876	(196	) (d)	2,680

Net Income (Loss)	$2,001	$(365)		$1,636
Preferred dividend requirements	76	—		76

Income (Loss) Attributable to Common Stock	$1,925	$(365)		$1,560

Net Income (Loss) per Common Share:
Basic	4.95			4.01
Diluted	4.92			3.99

Weighted average common shares outstanding	389			389

Diluted shares outstanding	391			391

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

APACHE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2013

	Apache Historical	Pro Forma Adjustments		Apache Pro Forma
	(In millions, except per common share data)
Revenues and Other	$8,459	$(1,119	) (a)	$7,340

Operating Expenses
Depreciation, depletion and amortization	2,839	(356	) (b)	2,483
Asset retirement obligation	130	(36	) (c)	94
Lease operating expenses	1,600	(392	) (a)	1,208
Gathering and transportation	154	(17	) (a)	137
Taxes other than income	425	(1	) (a)	424
General and administrative	249	(11	) (a)	238
Financing costs, net	104	—		104

	$5,501	$(813)		$4,688

Income (Loss) Before Income Taxes	$2,958	$(306)		$2,652
Provision for income taxes	1,206	(107	) (d)	1,099

Net Income (Loss)	$1,752	$(199)		$1,553
Preferred stock dividends	38	—		38

Income (Loss) Attributable to Common Stock	$1,714	$(199)		$1,515

Net Income per Common Share:
Basic	4.37			3.87
Diluted	4.30			3.81

Weighted average common shares outstanding	392			392

Diluted shares outstanding	408			408

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

APACHE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2013

	Apache Historical	Pro Forma Adjustments		Apache Pro Forma
	(In millions)
Assets
Current assets	$4,758	$2,279	(e),(f)	$7,037
Property and equipment	99,493	(5,191	) (g)	94,302
Less: Accumulated DD&A	(43,672)	—		(43,672)
Other noncurrent assets	2,771	—		2,771

	$63,350	$(2,912)		$60,438

Liabilities and Shareholders’ Equity
Current liabilities	$5,158	$(213	) (e),(h)	$4,945
Long-term debt	12,297	(1,430	) (e)	10,867
Deferred income tax liabilities	8,496	—		8,496
Asset retirement obligation	4,278	(1,269	) (h)	3,009
Other noncurrent liabilities	400	—		400

Total Liabilities	$30,629	$(2,912)		$27,717

Preferred stock	$1,227	$—		$1,227
Common stock	246	—		246
Other shareholders’ equity	31,248	—		31,248

Shareholders’ equity	$32,721	$—		$32,721

	$63,350	$(2,912)		$60,438

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

APACHE CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

JUNE 30, 2013 AND DECEMBER 31, 2012

1.	BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012, is based on the Company’s audited consolidated financial statements in its annual report on Form 10-K for the year ended December 31, 2012 and the adjustments and assumptions described below.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 and unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2013 is based on the Company’s unaudited condensed consolidated financial statements in its quarterly report on Form 10-Q as of and for the six months ended June 30, 2013 and the adjustments and assumptions described below.

2.	PRO FORMA ADJUSTMENTS

The following adjustments were made in the preparation of the unaudited pro forma condensed consolidated financial statements:

Condensed Consolidated Statements of Operations

(a)	To eliminate the revenues and direct operating expense for the assets sold.

(b)	To adjust depletion to give effect to the reduction in Apache’s pro forma oil and gas property and equipment carrying value, total estimated proved reserves, and production volumes as a result of the assets sold.

(c)	To eliminate accretion expense attributable to asset retirement obligations associated with the assets sold.

(d)	To eliminate income tax expense based on the Company’s current federal statutory tax rate of 35%.

Condensed Consolidated Balance Sheet

(e)	Adjustments reflect $3.79 billion of cash consideration for the sales of the Shelf Assets to Fieldwood and for properties subject to preferential purchase rights. Of the net cash proceeds received, approximately $1.4 billion was used to repay the Company’s commercial paper and approximately $26 million was used to repay the Company’s money market lines in the U.S. and Canada.

(f)	To eliminate current assets of approximately $58 million related to the assets sold.

(g)	To record the sales proceeds attributable to the proved and unproved oil and gas properties in accordance with the full cost method of accounting. For a detailed discussion of the Company’s Significant Accounting Policy for property and equipment, please see Note 1 – Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements set forth in Part IV, Item 15 of the Company’s annual report on Form 10-K for the year ended December 31, 2012.

(h)	To eliminate approximately $1.5 billion related to the current and non-current portion of asset retirement obligation associated with the assets sold.